As filed with the Securities and Exchange Commission on March 24,
1995

                                          Registration No. 33-


                          SECURITIES AND EXCHANGE
                                COMMISSION
                         Washington, D.C. 20549


                               Form S-8
                         REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                      Data General Corporation
        (Exact name of Registrant as specified in its charter)
      Delaware                                04-2436397
 (State or other jurisdiction of             (IRS Employer
 incorporation or organization               Identification No.)
 4400 Computer Drive, Westboro, Massachusetts 01580 (508)898-5000
 (address, including zip code and telephone number of registrant's principal executive offices)

                      EMPLOYEE STOCK OPTION PLAN
                       (Full Title of the Plan)

                           RONALD L. SKATES
              President and Chief Executive Officer
                     Data General Corporation
                        4400 Computer Drive
                           Westboro, Massachusetts 01580
                            (508) 898-5000
(name, address, including zip code and telephone number of agent for service)

     Copies of all communications, including all communications sent to the agent for service, should be sent to:




                         Carl E. Kaplan, Esq.
                       Fulbright & Jaworski L.L.P
                            666 Fifth Avenue
                        New York, New York 10103

     Approximate date of proposed commencement of sales pursuant to the Employee Stock Option Plan: As and when options become exercisable after the effective date of this Registration
Statement.


                 CALCULATION OF REGISTRATION FEE

Title of each class of Amount to be registered   Proposed Maximum
securities to be                                 offering price
registered                                       per share (a)
Common Stock, $.01 par   3,000,000 shares           $7.38
----------------------------------------------------------------
Proposed maximum aggregate offering        Amount of registration
price (a)                                  fee
    $22,140,000                                     $7394.76
----------------------------------------------------------------

(a) The price stated is estimated in accordance with Rule 457(g) under the Securities Act of 1933,as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying the sum of the number of additional shares registered as part of this Registration Statement (3,000,000) as to which options may be granted under the Plan by the closing sale price for the Common Stock ($7.38) on the New York Stock Exchange on March 22, 1995.

     Pursuant to Rule 429, the Prospectus contained in this Registration Statement also relates to 4,000,000 shares of Common
Stock previously registered pursuant to Registration Statement
Nos. 2-75556, 2-95402 and 33-11527.






                      Data General Corporation

                       Employee Stock Option Plan

  Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

Form S-8 Item No.                                 Heading or
                                           Location in Prospectus
1.   Plan Information
     (a) .. . .. . .. . .. . .. . .. . .The Plan, Available
                                        Information
     (b) . . . . . . . . . . . . . . . .Facing Page
     (c) . . . . . . . . . . . . . . . .Eligibility and
                                        Participation
     (d) . . . . . . . . . . . . . . . .Exercise of Options
     (e) . . . . . . . . . . . . . . . .Restrictions and Resale
                                        by Affiliates
     (f) . . . . . . . . . . . . . . . .Tax Consequences
     (g) . . . . . . . . . . . . . . . .          *
     (h) . . . . . . . . . . . . . . . .Restrictions
     (i) . . . . . . . . . . . . . . . .          *
     (j) . . . . . . . . . . . . . . . .          *
2..  Registrant and Employee Plan Information . . Available
                                                  Information
3.   Incorporation of Documents by reference. . . Incorporation by Reference
4.   Description of Registrant's Securities . . . Incorporation
                                                   by Reference
5.   Interest of Named Experts and Counsel. . . . Appendix B
6.   Indemnification of Directors and Officers. . Part II
7.   Exemption from Registration . . . .          *
8.   Exhibits. . . . . . . . . . . . . ..Part II
9    Undertakings. . . . . . . . . . . ..Part II

*  Not Applicable




P R O S P E C T U S


                              7,000,000  Shares

                         Data General Corporation

                               Common Stock
                             ($.01 Par Value)

                                 Under the
                         Data General Corporation
                       Employee Stock Option Plan
                              _______________

     Participation in Data General Corporation's Employee Stock Option Plan (the "Plan") is offered on the basis set forth herein to employees of Data General Corporation, and its subsidiaries upon the terms and conditions entered into pursuant to the Plan. Data General Corporation together with such subsidiaries is herein referred to as the "Company" or "Data General."
                              _______________

     Offers or resales of shares of common stock acquired under the Plan by "affiliates" of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended (the "1933 Act"), are subject to certain restrictions (see "Resale of Shares By Affiliates").
                              _______________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              _______________

     No person has been authorized to give any information or to make any representation other than as contained herein in connection with the offer contained in this Prospectus and, if given or made, such information or representation must not be
relied upon as having been authorized by the Company.   This
Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered by this Prospectus in any jurisdiction to any person to whom it is unlawful to make such an offer of solicitation.
                              _______________

           The date of this Prospectus is March 24, 1995

     The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date of this Prospectus. Statements in this Prospectus as to the provisions of the Plan are not necessarily complete and in each instance reference is made to the copy of the Plan which appears as Appendix A to the Prospectus, and each such statement in this Prospectus is qualified in all respects by such reference.

     The Company does not intend to update this Prospectus in the future unless and until there is a material change in the
information contained herein.   However, the Company intends to
reflect any change in the information contained in this Prospectus by distributing, as and when considered appropriate by the Company in light of the nature of such change, an Appendix to every person to whom this Prospectus has previously been given and who continues to hold or is granted an outstanding option under the Plan, unless such change (i) is reflected in any document filed by the Company with the Securities and Exchange Commission (the "Commission") after the date of this Prospectus and incorporated by reference into this Prospectus, (ii) is otherwise communicated to such person in accordance with the rules and regulations of the Commission in effect from time to time, or (iii) is not required to be reflected in an update to this Prospectus by such rules and regulations.
Notwithstanding the foregoing, any person holding options who receives only the Appendix may obtain a copy of this Prospectus, upon request, from the Company, 4400 Computer Drive, Westboro, Massachusetts 01580, Attention: Mr. David Roy, Office of Public Affairs (telephone (508) 898-5000).


                           AVAILABLE INFORMATION

     Data General is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith, files proxy statements, reports and
other information with the Commission.   Such proxy statements,
reports and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the
Commission: Suite 1400, Northwestern Atrium Center, West Madison Street, Chicago, Illinois 60661 and Room 1100, Jacob Javits Federal Building, 26 Federal Plaza, New York, New York, 10007. Copies of such material can be obtained at prescribed rates from the Public Reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such information can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement under the 1933 Act with respect to the securities
offered hereby.   This Prospectus does not contain
all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules
and regulations of the Commission.   For further information with
respect to the Company and the securities covered hereby, reference is made to the Registration Statement and to the exhibits thereto filed as a part thereof.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the documents that have been incorporated by reference in the Registration Statement of which this Prospectus is a part,
other than exhibits to such documents.   Requests should be
addressed to: Mr. David Roy, Office of Public Affairs, Data General Corporation, 4400 Computer Drive, Westboro,
Massachusetts 01580 (telephone number (508) 898-5000).

                          INTRODUCTION

     The Company has filed a Registration Statement with the Commission under the 1933 Act for the registration of 7,000,000 shares of Common Stock, $.01 par value per share, of Data General Corporation ("Common Stock"), which may be purchased by the exercise of options granted pursuant to the Plan.

     The principal executive offices of the Company are located at 4400 Computer Drive, Westboro, Massachusetts 01580 and the telephone number is (508) 898-5000.


                                 THE PLAN

Nature and Purposes of the Plan

     The Plan is intended to provide a method whereby employees of the Company and its subsidiaries who are making and are expected to continue to make substantial contributions to the successful management and growth of the Company and its subsidiaries may be offered an opportunity to acquire Common Stock of the Company in order to increase their proprietary interests in the Company and their incentive to remain and advance in the employ of the Company and its subsidiaries. It is also the purpose of the Plan to strengthen the ability of the Company and its subsidiaries to attract and retain personnel of experience and ability by granting such persons an opportunity to acquire a proprietary interest in the Company.

     The Plan was adopted by the Board of Directors on October 6, 1981 and approved by the stockholders on January 19, 1982. In November 1986, the Board of Directors amended the Plan, effective for options granted after December 31, 1986, to provide that the aggregate fair market value (as of the date of grant) of the stock for which an optionee may be granted incentive stock options are exercisable for the first time by any participant during any calendar year shall not exceed $100,000. In November 1986, the Board of Directors also amended the Plan to provide that incentive stock options granted to an optionee after January 1, 1987 will be exercisable even if there exists an earlier unexercised option granted to that optionee. The Plan previously provided that no incentive stock option was exercisable while there was outstanding any previously granted incentive stock option. In November 1987, the Board of Directors amended the Plan to (i) eliminate the $100,000 limitation discussed above,
(ii) permit the adjustment of the option price for options issued under the Plan provided that the option price of incentive stock options shall not be less than one hundred percent (100%) of the fair market value on the date of grant and the option price of non-qualified stock options shall not be the lower of (A) fifty percent (50%) of the book value per share as of the end of the fiscal year immediately preceding the date of grant or (B) twenty-five percent (25%) of the fair market value per share on the date of grant and (iii) subject to stockholder approval (which was obtained January 27, 1988) to change the title of the Plan from "Employee Incentive Stock Option Plan" to the "Employee Stock Option Plan" and permit the remaining shares available for the grant of options under the Plan to be granted in the discretion of the Committee as non-qualified stock options. On November 2, 1994 the Board of Directors amended to (i) provide for the granting of options with respect to up to an aggregate of 7,000,000 shares of Common Stock, (ii) grant the Employee Stock Option Plan Committee flexibility concerning transferability of options and (iii) extend the Plan until November 2, 2004. These amendments were approved by stockholders on January 25, 1995.

 Duration and Modification

     The Plan will terminate on November 2, 2004 and no option shall be granted pursuant to the Plan after the termination of the Plan; provided, however, that options granted on or before such date will remain exercisable, in accordance with their respective terms.

     The Board of Directors of the Company may at any time terminate or from time to time modify or suspend the Plan; provided, however, that no such action shall impair any options theretofore granted; and provided further, that no such modification without the approval of the holders of at least a majority of the voting stock of the Company epresented at a duly held meeting the Company shall: (a) increase the maximum number of shares which may be issued under the Plan in the aggregate (except for ppropriate adjustments in the event of split-ups, combinations of shares, recapitalizations or readjustment of the Company's capital stock or stock dividends); or (b) amend the ption exercise price in violation of the provisions of subparagraphs 6(b) or 6(c) of the Plan (except for appropriate adjustments in the event of split-ups, combinations of shares, recapitalizations or readjustment of the Company's capital stock or stock dividends); or (c) extend the period during which options may be granted under the Plan.

Administration of the Plan

     The Plan is administered by an Employee Stock Option Plan Committee (the "Committee") appointed by the Board of Directors
of the Company.   The Committee consists of not fewer than three
(3) disinterested directors, as defined in subparagraph (d)(3) of Rule 16b-3, as in effect from time to time, under the '34 Act. The Board of Directors may from time to time remove members or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors.
The Committee acts as the Plan Administrator and subject to the terms and conditions of the Plan, the Committee shall have exclusive authority to select the times when and the employees to whom options may be granted, to determine whether options granted under the Plan shall be incentive stock options or non-qualified stock options, to determine whether or not the options shall be transferable, to determine the terms and conditions of option agreements, the number of shares of Common Stock to be acquired by the exercise of options, the option price and term during which options may be exercised. The address of the Committee is c/o Data General Corporation, 4400 Computer Drive, Westboro, Massachusetts 01580. For information regarding the present composition of the Committee, see Appendix B.

Federal Income Tax Consequences

      Stock Options. Options granted under the Plan are intended to be either non-qualified (non-Statutory) stock options or "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"). The Plan is not a qualified pension, profit sharing or stock bonus plan under
Section 401(a) of the Code nor is it an "employee benefit plan" subject to the provisions of the Employee Retirement
Income Security Act of 1974 ("ERISA").

     Fulbright & Jaworski, L.L.P., counsel to the Company, has provided the Company with the following general description of the Federal income tax consequences of the grant and exercise of
options and the sale of option shares.   These consequences will
vary depending upon, among other factors, whether the optionee pays the exercise price with shares or with consideration other
than shares.   Each optionee is urged to consult his own tax
advisor regarding his participation in the Plan.

     1.    Grant.   An optionee will recognize no taxable income
upon the grant of an incentive stock option or upon the grant of a non-qualified stock option.

     2. Exercise of an Incentive Stock Option. An optionee generally will not recognize taxable income upon the exercise of an incentive stock option. However, the "Option Spread"
 (i.e., the amount by which the
fair market value of the shares acquired exceeds, at the time of exercise, the exercise price) generally will constitute an item of tax preference for purposes of the "alternative minimum tax" of Section 55 of the Code. An optionee who incurs an alternative minimum tax liability after 1986 with respect to an exercise of an incentive stock option will be entitled under the Code, pursuant to the Tax Reform Act of 1986 (the "1986 Act"), to a tax credit which can be carried forward indefinitely and applied against the optionee's regular tax liability in such year as the optionee may be subject to the regular tax.

     3. Exercise of a Non-Qualified Stock Option. Ordinary income will be recognized on the exercise of a non-qualified stock options if shares received on the exercise are not subject to the restrictions on disposition or obligation of resale imposed under the Plan or to other restrictions which make the shares "non-transferable" or subject to a "substantial risk of forfeiture" under Section 83 of the Code. Such income will be recognized as ordinary income on the date the shares are "transferred" to the optionee to the extent that the market value of the shares on such date exceeds the exercise price. A substantial risk of forfeiture generally exists, for example, if an employee must sell stock back to his employer at its original cost on termination of employment prior to the performance of substantial future services. Stock will become "substantially vested" when it is either transferable or is not subject to a substantial risk of forfeiture. The holding period for determining long-term capital gain on shares purchased by the optionee begins on the date the shares are transferred to the optionee, and the basis of the shares will equal the market value of the shares on such date. Shares will be treated as having been transferred to an optionee on the date the shares are issued to such optionee, which date generally will be the date of exercise of the option.

      In the case of shares which are subject to the restrictions on disposition and obligation of resale imposed under the Plan or to other restrictions which make the shares "non-transferable" and subject to a "substantial risk of forfeiture" under Section 83 of the Code, the optionee generally will not recognize gain taxable as ordinary income until the date on which such
restrictions lapse.   The amount of the gain on such date will
equal the amount by which the market value of the shares on such
date exceeds the exercise price.   The holding period for
determining long-term capital gain on shares purchased by the optionee begins on such date, and the basis of the shares will equal the market value of the shares on such date.

      As an alternative to the result described in (3), an optionee who exercises an option may elect, within a period not later than 30 days of the date of exercise, to treat the shares as not subject to a substantial risk of forfeiture and thus recognize ordinary income for the year in which the shares are exercised to the extent of the difference, if any, between the fair market value of the shares on the date of exercise and the
exercise price.   Once the election is made it may not be revoked
without the consent of the Secretary of the Treasury.   If such
an election is made, any appreciation in the value of the shares occurring subsequent to the date of transfer will be eligible for capital gain treatment, and in the event of a forfeiture of the shares under the Plan subsequent to the election, the optionee will not be allowed a deduction in respect of such forfeiture. The holding period for determining long-term capital gain on shares purchased by an optionee who makes such an election begins on the date of transfer, and the basis of the shares will be an amount equal to their market value on the date of transfer.

4. Sale of Shares Acquired Upon the Exercise of Incentive Stock Options. Gain or loss realized on the sale of Common Stock acquired upon the exercise of an incentive stock option will be measured, other than for purposes of the alternative minimum tax, by the difference between the exercise price of the incentive stock option and the amount realized on the sale. Such gain or loss will be treated as long-term capital gain or loss if the shares are not sold within two years of the grant of the incentive stock option and one year of its exercise.

     If the shares acquired on the exercise of an incentive stock option are sold prior to the satisfaction of both the two-year and one-year holding periods, the sale will be considered a "disqualifying disposition," and a portion of any gain recognized on the sale will be taxed as compensation income rather than as capital gain. In general, the amount of compensation would equal the excess of the fair market value of the Common Stock on the date the incentive stock option was exercised (or, if lower, the amount realized on the sale) over the exercise price of the incentive stock option. However, in the case of an optionee subject to Section 16(b) of the 1934 Act, the compensation portion generally would be calculated using the fair market value of the shares on the date the shares are no longer subject to the trading restrictions of Section 16(b) of the 1934 Act rather than the fair market value on the date of exercise. Any gain in excess of the compensation portion would be treated as a capital gain and would be long-term or short-term depending on whether the sale occurred more than one year after the date of exercise.

     Under the 1986 Act, a basis adjustment applies for purposes of the alternative minimum tax in the case of stock acquired pursuant to the exercise of an incentive stock option in a taxable year beginning after December 31, 1986. Specifically, the option spread is added to the basis of such stock in determining gain or loss, for purposes of the alternative minimum tax, on any disposition of such stock.

5. Sale of Shares Acquired Upon Exercise of Non-Qualified Stock Options. If the shares acquired upon the exercise of an option are sold subsequent to the date on which ordinary income is recognized as discussed above, any gain or loss on such sale will be a capital gain or loss to the extent of the difference between the basis of the shares and the amount realized on the sale of the shares. The Optionee's basis in the shares will equal the market value of the shares on the date ordinary income is recognized with respect to the non-qualified stock option under the rules discussed above. An optionee's holding period begins on the date ordinary income is recognized with respect to the non-qualified stock option under the rules discussed above. If the optionee's holding period prior to the sale is more than one year, any capital gain or loss on the sale will be long-term capital gain or loss.

6. Exercise of Incentive Stock Options with Shares. An optionee will recognize no gain or loss on the surrender of shares to exercise an incentive stock option, provided the shares surrendered were not acquired pursuant to the exercise of an incentive stock option or, if so acquired, provided both the two-year and one-year holding periods applicable to such shares were satisfied at the time the shares were surrendered. Regulations setting forth the holding period and basis which apply to shares acquired upon the exercise of an incentive stock option with shares have been adopted.

7. Exercise of Non-Qualified Stock Options with Shares. Some but not all of the Federal income tax consequences of an optionee's use of shares as payment for all or a portion of the exercise price of a non-statutory stock option are set forth in a
ruling published by the Internal Revenue Service in 1980.   Under
the ruling, one set of tax consequences applies to those shares received which are equal in number to the number of shares surrendered and another set of tax consequences applies to those shares received which are in excess of the number of shares surrendered.

     The ruling provides that if an optionee pays the exercise price of an option with stock and receives shares which are not subject to restrictions which make the shares "non-transferable" or subject to a "substantial risk of forfeiture" under Section 83 of the Code, then as to those shares received which are equal in number to the number of shares surrendered:

(i) no gain or loss will be recognized by the optionee upon the receipt of such shares or upon the surrender of shares in payment of the exercise price;

(ii) the optionee's basis in the shares received will be the same as his basis in the shares surrendered; and

(iii) the holding period of the shares received will include the holding period of the shares surrendered.

   To the extent the number of shares received on the exercise exceeds the number of shares surrendered and if, as in the ruling, the shares received are not subject to restrictions which make the shares "non-transferable" or subject to a "substantial risk of forfeiture" under Section 83 of the Code, then as to such excess shares:

(i) the optionee will recognize ordinary income in an amount equal to the fair market value of the excess shares on the date such shares are transferred to the optionee;

(ii) the optionee's basis in the excess shares will equal their fair market value on the date such shares are transferred to the optionee; and

(iii) the holding period for such excess shares will begin on the date such shares are transferred to the optionee.

   In general, the Company will be allowed a business expense deduction to the extent that an optionee is required to recognize ordinary income pursuant to the foregoing rules.


     The foregoing is only a summary of the Federal income tax treatment of options granted and Common Stock issued under the Plan. Moreover, the applicable provisions of the Code and regulations promulgated thereunder are subject to change. Therefore, each employee should consult his own tax advisor with respect to his participation in the Plan.

Securities Subject to the Plan

     The Company has reserved an aggregate of 7,000,000 shares of Common Stock for issuance under the Plan. If, prior to the termination of the Plan, options granted expire or terminate for any reason without having been exercised in full, or shares issued under the Plan are reacquired by the Company pursuant to the provisions of the Plan, such shares (or unpurchased shares subject to option) will again become available for issuance under the Plan. For information regarding the number of shares issued, outstanding and available for the grant of additional options under the Plan as of a recent date, see Appendix B.

Adjustment of Option Shares

     Upon any readjustment or recapitalization of the Company's capital stock whereby the character of the Common Stock shall be changed, appropriate adjustments shall be made so that the capital stock to be purchased under the Plan after such readjustment or recapitalization shall be the substantial equivalent of the Common Stock. In the event that the number of outstanding shares of Common Stock of the Company shall be changed by reason of split-ups, combinations of shares, recapitalizations or stock dividends, the number of shares covered by outstanding options, the option exercise price and the number of shares which may thereafter be available under the Plan may be appropriately adjusted as determined by the Board of Directors so as to reflect any such change.


Eligibility and Participation

     Options may be granted to employees of the Company or its participating subsidiaries. No option shall be granted to an employee who, at the time the option is granted, owns capital stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company. The number of shares granted to any one employee pursuant to stock options under the Plan shall not exceed 400,000 shares in any calendar year. The term "employees" shall include both officers and directors who are full-time or part-time employees of the Company or its subsidiaries. The term "subsidiary" shall mean "subsidiary corporation" as defined in
Section 425 of the Code. Subject to the foregoing, receipt of stock options under any other stock option plan maintained by the Company or any subsidiary shall not, for that reason, preclude an employee from receiving options under the Plan. For information regarding the number of employees eligible to participate and participating in the Plan as of a recent date, see Appendix B.

Non-Transferability of Options

     Unless otherwise designated by the Committee, no option under the Plan shall be sold, assigned, pledged, encumbered or otherwise transferred by the employee who is granted such option.

Terms, Conditions and Exercise of Options

     Options shall be in such form, and on such terms and conditions as the Committee shall from time to time approve, subject to the following terms and conditions:

 (a) An option shall state the number of shares of Common Stock to which it relates and no fractional shares of Common Stock shall be issued.

 (b) The option price per share of Common Stock issuable upon exercise of an incentive stock option shall not be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date of such grant.

 (c) The option price per share of Common Stock issuable upon the exercise of a non-qualified stock option shall be determined by the Committee; provided, however, that in no event shall such price be less than the lower of (i) fifty percent (50%) of the book value per share of Common Stock as of the end of the fiscal year immediately preceding the date of grant, or (ii) twenty-five percent (25%) of the fair market value per share of Common Stock on the date of such grant.

 (d) Notwithstanding any other provision of the Plan, the term of an option shall not be more than ten (10) years from the date such option is granted.

 Agreements granting options under the Plan shall be in writing, duly executed and delivered by or on behalf of the Company and the employee and shall contain such terms and conditions as the Committee deems advisable. If there is any conflict between the terms and conditions of any option agreement and the Plan, the terms and conditions of the Plan shall control.

 An employee electing to exercise an option shall give written notice to the Company of such election and of the number of shares of Common Stock that he has elected to acquire. An employee shall have no rights of a stockholder with respect to shares of Common Stock to be acquired by the exercise of an option until the issuance to him of a certificate representing said shares. The exercise date will be the date the Company receives the employees written notice of exercise. The date on which the shares are issued will be the date on the certificate representing such shares; generally, the Company will give instructions to its transfer agent so that the date on the certificate will be the date the Company has received both written notice of exercise and payment. The date on the certificate will be the date on which the shares are deemed "transferred" to the employee for tax purposes.

 The option price shall be payable upon exercise of an option and shall be paid in cash, by certified check, by cashier's check, in shares of Common Stock. If shares of Common Stock are tendered as payment of the option price, the value of such shares shall be their fair market value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Company shall instead require an additional amount that will result in the issuance of another whole share.

 Under a program available to all participants in the Plan who open brokerage accounts with Smith Barney Inc. (the "Smith Barney Program"), an employee may elect to exercise his option by authorizing Smith Barney to immediately sell the shares being acquired. Smith Barney will then forward the option price and the taxes to be withheld directly to the Company. The employee will receive the balance of the proceeds from the sale directly from Smith Barney. The Company loans the employee the option price for the period from placing the order with Smith Barney through the date the Company receives the option price and taxes to be withheld from Smith Barney .

Restrictions on Disposition and Obligation of Resale of Stock

 Shares of Common Stock acquired by a employee pursuant to the exercise of an option under the Plan shall not be sold, transferred, or otherwise disposed of and shall not be pledged or otherwise hypothecated, except as provided below. (Any such sale, transfer or other disposition, or any pledge or other hypothecation shall hereinafter be referred to as a "disposition".) In the event of the employee's termination of employment for any reason except death or retirement with the consent of the Company, such shares shall, except as provided below, be offered for resale to the Company at their original acquisition price. Shares as to which the restrictions against disposition and the obligation of resale to the Company have lapsed in accordance with the provisions set forth below shall be referred to as "free shares." Shares as to which the restrictions against disposition and obligation of resale to the Company have not lapsed as provided below shall be referred to as "restricted shares."

 The restrictions against disposition and the obligation of resale to the Company of shares acquired pursuant to the Plan shall lapse as the Committee shall determine, and such terms shall be incorporated into and be made part of the option agreement between the Company and the optionee. Any provision for the lapse of the restrictions against disposition and the obligation of resale shall apply with respect to shares subject to an option whether or not the option has been exercised in whole or in part on the date of lapse. Upon the occurrence of the earlier of the death of the employee or the employee's retirement with the consent of the Company or the attainment by the employee of the age 65 whether or not the employee retires, the restrictions against disposition and obligation of resale to the Company of shares as to which such restrictions and obligation have not otherwise lapsed under the Plan shall immediately lapse. In the event of the employee's termination of employment for any reason except death or retirement with the consent of the Company, shares issued to the optionee pursuant to the exercise of an option under the Plan which have not, as of the date of termination, become free shares, as defined above, shall become subject to an obligation of immediate resale to the Company. Shares subject to such obligation of resale shall be delivered to the Company within 30 days following the optionee's termination of employment. Within 60 days following a timely delivery of shares, the Company will compensate the employee (at the original acquisition price) for such number of shares as the Company elects to purchase and will return to the employee any shares not so purchased. In the event the Company declines to repurchase any or all of such shares, the shares shall remain the property of the employee and all remaining restrictions shall lapse at the rate set forth in the Plan. Restricted shares which are not delivered to the Company within 30 days following the termination of employment shall remain subject to the restrictions against disposition and such restrictions shall not lapse as otherwise provided in the Plan and in the employee's option agreement. The Company is not required to repurchase shares issued to employees under the Plan.

 Notwithstanding any of the foregoing restrictions, any free or restricted shares acquired under the Plan may at any time be pledged or otherwise hypothecated to secure borrowings by the employee to obtain the acquisition price to be paid by the employee for such shares; provided, however, that the amount of such borrowing may not exceed the acquisition price of such shares.

Resale of Shares by Affiliates

 Shares of the Company's Common Stock purchased upon exercise of options granted under the Plan may be resold freely, except that any optionee deemed to be an "affiliate" of the Company, within the meaning of the 1933 Act and the rules and regulations promulgated thereunder, may not sell shares acquired upon exercise of options granted under the Plan unless such shares have been registered by the Company under the 1933 Act for resale by such optionee or an exemption from registration under the 1933 Act is available. Rule 144, promulgated under the 1933 Act, which contains limitations on the manner of sale and the amount of shares that may be sold, provides an exemption from registration under the 1933 Act. An employee who is not an officer or a director of the Company generally would not be deemed an "affiliate" of the Company.

Directors-Section 16(b) Liability

 Section 16(b) of the 1934 Act provides, generally, that any profit realized by a director of the Company from the purchase and sale or sale and purchase of any equity security of the Company within any six-month period is recoverable by the Company. With respect to options granted under the Plan, the grant of the option will generally constitute a "purchase" and the sale of shares received pursuant to the Plan will generally constitute a sale for purposes of Section 16(b). The surrender of shares of Common Stock previously owned to acquire additional shares by exercise of an option will not constitute a "sale."

 The Company believes that the Plan meets the requirements of
Section 16(b)(3) of the 1934 Act and, accordingly, the acquisition of an option by a director of the Company will be exempt from the operations of Section 16(b).

Death, Termination of Employment, Transferability

 The individual option agreements provide that options must, except in cases involving an employee's death, unless designated by the Committee as a transferable option, be exercised by the
employee while an employee of the Company.   If an employee dies
while in the employ of the Company prior to the expiration of his option, his executor, personal representative or beneficiary, as the case may be, has the right to exercise the option to the extent the employee could have exercised the option at the time of his death, at any time within twelve months from the date of death. If the employee shall retire with the consent of the Company before his option shall have terminated, he must exercise the option within three months after the date on which he retires. If an employee ceases to be employed by the Company as the result of his disability, then any options that are exercisable by him at the time he ceases to be employed by the Company, and only to the extent such options are exercisable as of such time, may be exercised by him within twelve months after such time.

 If an employee shall cease to be employed by the Company for any reason other than death, disability or retirement with the consent of the Company, then any option granted to such employee shall terminate immediately.

 Neither the Plan nor any option agreement shall impose any obligation on the Company or any subsidiary to continue to employ any employee.






                 QUESTIONS AND ANSWERS ABOUT THE PLAN

 In order to further help you in understanding the Plan, some typical questions and answers are set forth below.

 The following statements are merely a summary and do not purport to be a complete statement of the Plan. The full text of the Plan appears as Appendix A to this Prospectus. In case of any conflict or apparent conflict between the summary and the full text of the Plan, the full text will control.

 1.  What terms govern your option?
 In general, your option is governed by the terms and provisions described in the Plan, as approved by the Committee. Certain additional terms, relating to your specific grant, may be set forth in your option agreement which you must sign and return to the Company. However, each option must state the whole number of shares to which it relates and not permit exercise of the option more than ten (10) years from the date the option was granted. Incentive stock options must have an option price which is no less than 100% of the fair market value per share on the date of grant and, for incentive stock options granted before January 1, 1987, not permit exercise of the option while there is outstanding another incentive stock option which was granted before that particular incentive stock option. Non-qualified stock options must have an exercise price which is not less than the lower of (i) 50% of the book value per share as of the end of the fiscal year immediately preceding the date of grant or (ii) 25% of the fair market value per share on the date of grant. For option purposes, "fair market value" is the closing price of the Company's Common Stock in "N.Y.S.E.-Composite Transactions" on any given day.

 2.  What is meant by the option price?
 The option price (or the purchase price or exercise price per share, as it is sometimes referred to), is the per share price at which you may purchase Common Stock of the Company offered to you under the Plan. Shares of Common Stock offered to you under the Plan shall be referred to in this summary as "Option Shares."

 3.  When may the option be exercised?
 A. You may exercise your option in whole or in part, at any time during the term of your particular option, as specified in your agreement, but for incentive stock options granted before January 1, 1987 you may not exercise a particular incentive stock option so long as there is another incentive stock option outstanding which was granted to you prior to this particular option.
 B. If you retire with the consent of the Company, you may exercise your option within three months from the date of retirement to the extent the options were exercisable at the time of retirement. If you retire with the consent of the Company or attain the age of 65 without retiring from the employ of the Company any restrictions against disposition and obligation of resale to the Company of shares as to which such restrictions and obligation have not otherwise lapsed, shall immediately lapse.
 C. If you cease to be employed by the Company as a result of disability, you have twelve months from the date of your termination of employment to exercise your option to the extent the options were exercisable at the time of the disability.
 D. If you die while you are an employee of the Company, then the executor or the administrator of your estate may exercise any option or portion of an option which was exercisable by you at the time of your death at any time within twelve (12) months after your death. Upon your death any restrictions against disposition and obligation of resale to the Company of shares as to which such restrictions and obligation have not otherwise lapsed, shall immediately lapse.

 4.  How is the stock option exercised?
 A. You may exercise your option by purchasing some or all of the shares granted as specified in your option agreement. To exercise you must give written notice to the Company of the number of shares you wish to purchase, exactly how you wish the shares to be registered, and your current home address. A stock option exercise form for this purpose is provided in your option package at the time of grant.
 B. You must convey to the Company in cash, certified personal check, cashier's check, or in shares of the Common Stock of the Company, the full price of the Option Shares being purchased.
You may also use the Smith Barney Program described above to buy/sell your Option Shares. If shares of Common Stock are tendered as payment of the option price, the value of such shares shall be their fair market value on the date of exercise.
 C. Within a few weeks following exercise, you will receive your stock certificate(s) from the Company.

 5. What restrictions can there be on your use of the stock received under the Plan?
 There are two basic restrictions which could affect your use of the Option Shares:
 (1) The first restriction would prevent you from selling, transferring, pledging or disposing of Option Shares.
 (2) The second restriction would require that if you leave the employ of the Company, all those shares which you have purchased under the Plan must be offered for resale to the Company at the option price.
 These restrictions would lapse in accordance with the terms of your specific option agreement.

 6.  What happens to your shares if you leave the Company?
 A. In the event that you leave the Company for reasons other than retirement with the consent of the Company or death or disability, the Option Shares which you have paid for but on which the restrictions have not lapsed must be offered for resale to the Company at the price at which you purchased them. In the event the Company declines, in writing, to repurchase the shares, the shares shall remain your property and all remaining restrictions shall lapse at the rate stated in your option agreement.
 B. All restrictions on the sale or pledge of Option Shares, as well as the obligation to resell Option Shares to the Company, shall automatically lapse when you retire with the consent of the Company, reach age 65 or die.
 C. Nothing in the Plan requires the Company to repurchase shares sold to you under the Plan.
 D. If you leave the Company for any reason other than disability, retirement with the consent of the Company or death, any unexercised options held by you shall terminate immediately.

 7.  May your options be transferred?
      Only if they are designated as "transferable options" by the Committee. Otherwise the options are non-transferable except by will or the laws of descent and distribution if you die.

 8.  What should you do about taxes?
 Stock options are very technical and complicated. Since the tax consequences of the exercise of your option and the sale of the option shares depend on all of your other tax circumstances, tax choices which may be "right" for one person may be "wrong" for another; therefore, Company personnel can give only general tax information and urge you to discuss your own particular circumstances with your own tax advisor. In general, if the option granted to you is "non-qualified" you will not recognize taxable income when the option is granted to you. If the shares are free of restrictions when you exercise the option, you will recognize as ordinary income the difference between the market price and the exercise price on the date you exercise the option. Any gain between the date you exercised the option and the date you sell the shares will be a capital gain and the amount of gain is the difference between the market price on the date of exercise and the market price on the date of sale. If the shares are held for more than one year, the gain is a long-term capital gain, if the shares are not held for more than one year the gain is a short-term capital gain. (See the discussion on pages 4-7 above.)

                           OPTIONS OUTSTANDING

 For information regarding outstanding options as of a recent date, see Appendix B.


                 REPORTS TO STOCKHOLDERS AND OPTIONHOLDERS

 The Company will furnish its stockholders and persons holding options under the Plan with annual reports containing audited consolidated financial statements and with quarterly reports for the first three quarters of its fiscal year containing unaudited condensed consolidated statements of operations.

                               LEGAL MATTERS

 Legal matters in connection with the sale of the shares of Common Stock offered hereby are being passed upon for the Company by Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New
York.

 For information regarding the ownership of Common Stock by certain partners and associates of Fulbright & Jaworski L.L.P. as of a recent date, see Appendix B.

                                  EXPERTS

 The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Data General Corporation for the fiscal year ended September 24, l994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

 The following documents filed by the Company with the Commission are incorporated in and made a part of this Prospectus by reference as of their respective dates:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended September 24, 1994.

(2) The Company's Quarterly Report on Form 10-Q for the thirteen weeks ended December 24, 1994.

(3) The description of the Company's Common Stock in Item 1 of the Company's Registration Statement on Form 8-A under the '34
Act, dated November 7, 1973.

 In addition to the foregoing documents, all documents subsequently filed by the Company with the Commission pursuant to Sections 13, 14 or 15(d) of the '34 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.



              SECURITIES AND EXCHANGE COMMISSION POSITION ON
              INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

 Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article VI of the Company's By-Laws contains provisions for the indemnification of directors, officers and employees of the Company within the limitations permitted by
Section 145.

 The Company carries a directors' and officers' liability insurance policy which provides for payment of certain liabilities and related expenses of the Company's directors and officers in connection with threatened, pending or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Company's By-Laws and the General Corporation Law of Delaware.

 Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                                                  APPENDIX A
                      DATA GENERAL CORPORATION
                     EMPLOYEE STOCK OPTION PLAN


1.    Purpose

 The Data General Corporation Employee Stock Option Plan (the "Plan") is intended to provide a method whereby employees (including officers and directors) of Data General Corporation (the "Company") and its subsidiaries who are making and are expected to continue making substantial contributions to the successful management and growth of the Company and its subsidiaries, may be offered an opportunity to acquire
Common Stock, $.01 par value per share (the "Common Stock"), of the Company in order to increase their proprietary interests in the Company and their incentive to remain and advance in the employ of the Company and its subsidiaries. It is also the purpose of the Plan to strengthen the ability of the Company and its subsidiaries to attract and retain personnel of experience and ability by granting such persons an opportunity to acquire a proprietary interest in the Company. Accordingly, the Company may, from time to time, grant to such employees as may be selected in the manner hereinafter provided, incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 (the "Code") or non-qualified options which are not intended to meet the requirements of Section 422 of the Code, to purchase shares of Common Stock (collectively referred to as "Stock Options") on the terms and conditions hereinafter established.

2.        Administration of the Plan

 The Plan shall be administered by an Employee Stock Option Plan
Committee (the "Committee")   appointed by the Board of Directors
of the Company. The Committee shall consist of not fewer than three "disinterested persons", as that term is defined in subparagraph (c)(2)(i) of Rule 16b-3, as in effect from time to time, under the Securities Exchange Act of 1934, as amended. Subject to the terms and conditions of the Plan, the Committee shall have exclusive authority to select the times when and employees to whom incentive stock options or non-qualified stock options may be granted, to determine whether Stock Options granted under the Plan shall be incentive stock options or non-qualified stock options, to determine the terms and conditions of the option agreements (as hereinafter defined), the number of shares of Common Stock to be acquired by the exercise of Stock Options, the option price (as hereinafter defined) and the term during which the Stock Options may be exercised.
 The Board of Directors may at any time appoint or remove members of the Committee and may fill vacancies however caused in the Committee. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. All acts by a majority of the Committee or acts approved in writing by a majority of the Committee shall be valid acts of the Committee. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.    Interpretation and Amendment

 The interpretation and construction of any terms or conditions of the Plan or of any option agreement or other matters related to the Plan by the Committee shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

 The Board of Directors may at any time terminate or from time to time modify or suspend the Plan; provided, however, that no such action shall impair any Stock Option theretofore granted; and provided further, that without the approval of the holders of at least a majority of the voting stock of the Company voting at a duly held meeting: (a)shall not modify the total number of shares of Common Stock which may be issued under the Plan (except as permitted by Paragraph 9), and (b) the term of the Plan shall not be extended.

4.    Participants

 Stock Options may be granted to employees of the Company or its subsidiaries. No Stock Options shall be granted to an employee who, at the time the Stock Option is granted, owns capital stock having more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company. The number of shares granted to any one employee pursuant to Stock Options shall not exceed 400,000 shares in any calendar year. The term "employees" shall include both officers and directors who are full-time or part-time employees of the Company or its subsidiaries. The term "subsidiary" shall mean "subsidiary corporation" as defined in Section 424 of the Code.
 Subject to the preceding paragraph, receipt of stock options under any other stock option plan maintained by the Company or any subsidiary shall not, for that reason, preclude an employee from receiving Stock Options under the Plan.

5.    Common Stock

 Subject to Paragraph 9, no more than an aggregate of seven million (7,000,000) shares of Common Stock may be issued and sold pursuant to the Plan. The shares of Common Stock issued and sold under the Plan may be authorized but unissued shares of Common Stock, or shares of Common Stock acquired by the Company, including shares of Common Stock purchased in the open market.

6.    Terms and Conditions of Options

 Stock Options shall be in such form and on such terms and conditions as the Committee shall from time to time approve, subject to the following terms and conditions:
 (a) A Stock Option shall state the number of shares of Common Stock to which it relates and no fractional shares of Common Stock shall be issued.
 (b) The option price per share of Common Stock issuable upon exercise of an incentive stock option shall not be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date of such grant.
 (c) The option price per share of Common Stock issuable upon the exercise of a non-qualified stock option shall be determined by the Committee; provided, however, that in no event shall such price be less than the lower of (i) fifty percent (50%) of the book value per share of the Common Stock as of the end of the fiscal year immediately preceding the date of grant or (ii) twenty-five percent (25%) of the fair market value per share of Common Stock on the date of such grant.
 (d) Notwithstanding any other provisions of the Plan, the term of a Stock Option shall not be more than ten (10) years from the date such option is granted.
 (e) An incentive stock option, if granted prior to January 1, 1987, may not be exercised while there is outstanding (within the meaning of Section 422A(c)(7) of the Code) any incentive stock option which was granted before the granting of such option to the holder thereof to purchase any capital stock of the Company.



7.        Restrictions on Disposition and Obligation of Resale

 Shares of Common Stock acquired by an employee pursuant to the exercise of a stock option under the Plan shall not be sold, transferred, or otherwise disposed of and shall not be pledged or otherwise hypothecated, except as provided below. (Any such sale, transfer or other disposition, or any pledge or other hypothecation shall hereinafter be referred to as a "disposition.") In the event of the termination of employment for any reason except death or retirement with the consent of the Company, such shares shall, except as provided below, be offered for resale to the Company at their original acquisition price. Shares as to which the restrictions against disposition and the obligation of resale to the Company have lapsed in accordance with the provisions set forth below shall be referred to as "free shares." Shares as to which the restrictions against disposition and the obligation of resale to the Company have not lapsed as provided below shall be referred to as "restricted shares."
 (a) The restrictions against disposition and the obligation of resale to the Company of shares acquired pursuant to the Plan shall lapse as Board of Directors or the Committee shall determine, and such terms shall be incorporated into and be made a part of the option agreement between the Company and the
employee.   Any provision for the lapse of the restrictions
against disposition and the obligation of resale shall apply with respect to shares subject to an Option whether or not the Option has been exercised in whole or part on the date of lapse.
 (b) Upon the occurrence of the earlier of the death of the employee, the retirement of the employee with the consent of the Company or the attainment by the employee of the age of 65 whether or not the employee retires, the restrictions against disposition and the obligation of resale to the Company of shares as to which such restrictions and obligation have not otherwise lapsed under the Plan shall immediately lapse.
 (c) In the event of the termination of employment for any reason except death or retirement with the consent of the Company, shares issued to the employee pursuant to the exercise of an option under the Plan, which shares have not, as of the date of termination of employment, become free shares as defined above, shall become subject to an obligation of immediate resale to the Company. Shares subject to such obligation of resale shall be delivered to the Company within 30 days following the termination of employment. Within 60 days following a timely delivery of shares, the Company will compensate the employee (at the original acquisition price) for such number of shares as the Company elects to purchase and will return to the employee any shares not so purchased. Restricted shares which are not delivered to the Company within 30 days following the termination of employment shall remain subject to the restrictions against disposition and such restrictions shall not lapse as otherwise provided in this Section 7 and in the employee's option agreement. Nothing in this Section 7 shall require the Company to repurchase shares issued to employees under the Plan.
 (d) Notwithstanding any of the foregoing restrictions, any shares acquired under the Plan may at any time be pledged or otherwise hypothecated to secure borrowing by the employee to obtain the acquisition price to be paid by the employee for such shares; provided, however, that the amount of such borrowing may not exceed the acquisition price of such shares.
 (e) The provisions of this Section 7 and the provisions of any option agreement between the Company and an employee relating to the restrictions against disposition and the obligation of resale to the Company shall be applied according to their terms or according to such other terms and conditions, or at such times and dates, as the Board of Directors or the Committee may from time to time establish.

 Any questions as to whether and when there has been a termination of employment, and (subject to Sections 6(b) and 6(c) of the Plan) any questions as to the acquisition price of shares, shall be determined by the Committee and its determination of such questions shall be final.



8.    Notice of Election under Section 83(b)

 Each employee exercising a non-qualified option and making an election under Section 83(b) of the Code and the Regulations and Rulings promulgated thereunder will provide a copy thereof to the Company within 30 days of the filing of such election with the Internal Revenue Service.

9.     Termination of Employment

 If an employee shall cease to be employed by the Company or any subsidiary for any reason other than disability, retirement with the consent of the Company or death, then any Stock Option granted pursuant to the Plan shall terminate immediately.
 If an employee shall cease to be employed by the Company or any subsidiary as the result of his disability, or retirement with the consent of the Company, then any Stock Option that is exercisable by him at the time he ceases to be employed by the Company or its subsidiaries, and only to the extent that such Stock Options are exercisable as of such time, may be exercised by him within twelve (12) months or three (3) months, respectively, after such time.
 Solely for the purposes of the Stock Option Plan, the transfer of an employee from the employ of the Company to a subsidiary, or vice-versa, or from one subsidiary to another shall not be deemed a termination of employment.

10.   Death

 If an employee shall die while employed by the Company or any subsidiary, only the appointed personal representative of such employee's estate shall have the right to exercise those Stock Options granted to the employee that were exercisable by him at the time of his death at any time within twelve (12) months from the date of his death (or within such shorter period as may be specified by the Company in the option agreement).

11.   Changes in Capital Stock

 Upon any readjustment or recapitalization of the Company's capital stock whereby the character of the Common Stock shall be changed, appropriate adjustments shall be made so that the capital stock to be purchased under the Stock Option Plan after such readjustment or recapitalization shall be the substantial equivalent of the Common Stock. In the event of a subdivision or combination of the shares of Common Stock, the number of shares of Common Stock as to which Stock Options may be granted under the Plan shall be proportionately increased or decreased, respectively, and the Option Price shall be proportionately adjusted by the Board of Directors, and in the case of a reclassification or other change in the shares of the Common Stock such action shall be taken as in the opinion of the Board of Directors shall be appropriate under the circumstances.

12.   Transferability

 Stock Options shall not be assignable or transferable and during an employees lifetime may be exercised only by him, except by will or the laws of descent and distribution or as the Committee shall determine.

13.   Exercise of Options

 An employee electing to exercise a Stock Option shall give written notice to the Company of such election and of the number of shares of Common Stock that he has elected to acquire. An employee shall have no rights of a stockholder with respect to shares of Common Stock to be acquired by the exercise of a Stock Option until the issuance to him of a certificate representing said shares.

14    Option Agreements

 Agreements granting Stock Options under the Plan ("Option Agreements") shall be in writing, duly executed and delivered by or on behalf of the Company to the employee and shall contain such terms and conditions as the Committee deems advisable. If there is any conflict between the terms and conditions of any Option Agreement and of the Plan, the terms and conditions of the Plan shall control.

15.   Payment

 The option price shall be payable upon the exercise of the Stock Option and shall be paid in cash, by certified check, by cashier's check or in shares of Common Stock. If shares of Common Stock are tendered as payment of the option price, the value of such shares shall be their fair market value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Company shall require an additional amount which will result in the issuance of another whole share.

16.   Term of Plan

 The Plan shall terminate on November 2, 2004.

17.   Continuance of Employment

 Neither the Plan nor any Option Agreement shall impose any obligation on the Company or any subsidiary to continue to employ any employee.

18.   Effectiveness of Plan

 The Plan shall become effective on the date of its adoption by the Board of Directors, subject to the approval, within twelve
(12) months thereof, by the holders of at least a majority of the voting stock of the Company voting at a duly held meeting, or by such greater percentage of such stockholders so voting as may from time to time be required under the laws of the State of Delaware, and further subject to approvals, if required, of any public authorities.









                                                    APPENDIX B







           CURRENT INFORMATION CONCERNING THE PLAN

 1. Employee Stock Option Committee:

  As of January 31, 1995, the Employee Stock Option Plan
Committee was comprised of Messrs. Ferdinand Colloredo-Mansfeld,
John G. McElwee, Donald H. Trautlein and  Richard L. Tucker.

 2. Securities Subject to the Plan:

  As of January 25, 1995, of an aggregate of 7,000,000 shares of Common Stock authorized under the Plan, 1,147,746 shares had been issued, options with respect to 2,746,939 shares had been granted and were outstanding, and 3,105,315 shares of Common Stock were reserved for issuance and available for the grant of additional options under the Plan.

 3.  Extent of Participation:

  As of January 25, 1995, 5,775 employees were eligible to participate in the Plan and 1,400 employees were participating in the Plan.

 4.  Options Outstanding:

  The following table sets forth information, as of January 25, 1995, regarding all options outstanding under the Plan:

                               Average Per
 Number of Shares              Share Option      Range of
 Subject to Option             Exercise Price    Expiration Dates
  2,746,939                        $7.01         5/2/95-11/2/2004


 5. Legal Matters:

  Frederick R. Adler, a director and officer of the Company, and is a partner in Fulbright & Jaworski,L.L.P. Mr. Adler and certain partners and associates of Fulbright & Jaworski,L.L.P.
beneficially owned an aggregate of 394,981 shares of Common Stock as of December 31, 1994.







                      ________________________________


                             TABLE OF CONTENTS

                              Page

 Available Information . ..      2
 Introduction . . . .  . . .     3
The Plan . . . . . . . . . .     3
  Nature and Purposes of the Plan
  Duration and Modification . .  4
Administration of the Plan . . . 4
 Federal Income Tax Status . . . 4
  Securities Subject to the Plan 7
 Adjustment of Option Shares. .  7
 Eligibility and Participation.  8
 Non-Transferability of Options  8
 Terms, Conditions and Exercise
 of Options . . . . . . . . .    8
 Restrictions on Disposition.    9
Questions and Answers. . . . .   11
  Reports to Stockholders and
   Optionholders. . . . . . .    13
 Legal Matters. . . .  . . . .   13
 Experts. . . . . . .  . . . .   13


 Appendix A--Copy of Plan . .    1-A
 Appendix B
 -  Additional Information. .    B-1

                      ________________________________


                      ________________________________


                              7,000,000 Shares


                          DATA GENERAL CORPORATION


                                Common Stock

                              ($.01 Par Value)


                            ___________________


                                Employee
                             Stock Option Plan


                      ________________________________


                                 PROSPECTUS



                               March 24, 1995

                      ________________________________


          PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

 Item 6.  Indemnification of Directors and Officers.

  Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article TENTH of the Restated Certificate of Incorporation and Article VI of the Company's By-Laws contain provisions for the indemnification of directors, officers and employees within the limitations permitted by Section 145. The Company has also entered into indemnification agreements with its directors and officers based on the indemnification provisions in
Section 145.

  The Company carries a directors' and officers' liability insurance policy which provides for payment of certain liability claims and related expenses of the Company's directors and officers in connection with threatened, pending, or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Company's By-laws and the General Corporation Law of Delaware.

 Item 8.   Exhibits.

3(a) -The Data General Corporation Employee Stock Option Plan is set forth in this Registration Statement as Appendix A to the Prospectus.

3(b) -Restated Certificate of Incorporation of the Company, as amended, including the Company's Certificate of Designation dated October 17, 1986, previously filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 1986, such certificate of Designation is incorporated herein by reference and the amendment to the Restated Certificate of Incorporation of the Company previously filed as Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1987, which is incorporated herein by reference.

3(c)  By-Laws of the Company, as amended, previously filed as
Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 30, 1989, which is incorporated herein by reference.

 5  Opinion of Fulbright & Jaworski L.L.P.

 24(a)  Consent of Price Waterhouse LLP.

 24(b)  Consent of Fulbright & Jaworski L.L.P. (included in
Exhibit 5).

 Item 9.  Undertakings

 (a)  The undersigned registrant hereby undertakes:

   (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnish pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.



                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Data General Corporation, as employer and issuer, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 25th day of January, 1995.




                                         DATA GENERAL CORPORATION

                                       By
                                     Ronald L. Skates, President


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature              Title                   Date

Ronald L. Skates     President & Director    January 25, 1995

Frederick R. Adler   Director                January 25, 1995

Arthur W. DeMelle    Chief Financial Officer January 25, 1995
                     Principal Financial &
                     Accounting Officer

Ferdinand Colloredo-Mansfeld  Director       January 25, 1995

John G. McElwee       Director               January 25, 1995

Donald H. Trautlein   Director               January 25, 1995

Richard L. Tucker     Director               January 25, 1995

W. Nicholas Thorndike Director               January 25, 1995



                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated October 26, 1994, which appears on page 30 of the 1994 Annual Report to Stockholders of Data General Corporation, which is incorporated by reference in Data General Corporation's Annual Report on Form 10-K for the year ended September 24, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 18 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse LLP



Boston, Massachusetts
March 24, 1995



                  FULBRIGHT & JAWORSKI L.L.P.
               A REGISTERED LIMITED LIABILITY PARTNERSHIP
                        666 Fifth Avenue
                     New York, New York 10103


Data General Corporation           March 24 , 1995
4400 Computer Drive
Westboro, Massachusetts 01580

Dear Sirs:

   We refer to the registration statement on Form S-8 (the "Registration Statement"), to be filed by Data General Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 3,000,000 shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), to be issued by the Company pursuant to the Company's Employee Stock Option Plan (the "Plan").

   As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion the Company has taken all necessary corporate action to authorize the issuance of the Shares pursuant to the Plan and, when issued and paid for under the Plan in accordance with the Plan, such shares will be validly issued, fully paid and non-assessable.

   We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein.
This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.



                  Very truly yours,



                  Fulbright & Jaworski L.L.P.